EXHIBIT 5.1

                             GREENBERG TRAURIG, LLP
                                MetLife Building
                           200 Park Avenue, 15th Floor
                            New York, New York 10166
                                                                  April 6, 2005


OmniCorder Technologies, Inc.
125 Wilbur Place, Suite 120
Bohemia, New York  11716

         Re:      Registration Statement on Form S-8 for
                  1998 Stock Option Plan of OmniCorder Technologies, Inc.
                  -------------------------------------------------------

Ladies and Gentlemen:

         On the date hereof, OmniCorder Technologies, Inc., a Delaware corporation (the "Company"), transmitted for filing with the U.S. Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance, offering and/or sale by the Company of up to an aggregate of 4,317,215 shares (the "Shares") of the Company's Common Stock, par value $.001 per share, reserved for issuance from time to time and upon the exercise of the stock options granted under the Company's 1998 Stock Option Plan (the "Plan"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Certificate of Incorporation and By-laws, as amended, of the Company; (ii) records of corporate proceedings of the Company authorizing the Plan and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Assuming that the Company maintains an adequate number of authorized but unissued shares of Stock available for issuance under the Plan, and assuming that the consideration for the Shares issued pursuant to the Plan is actually received by the Company in accordance with the Plan and the General Corporation Law of Delaware, we are of the opinion that the shares of Common Stock issued pursuant to the Plan will be duly and validly issued, fully paid and non-assessable.



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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,


                                                     /s/ GREENBERG TRAURIG, LLP



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